EXHIBIT 10.12

                           GEORGIA-PACIFIC CORPORATION
                          OUTSIDE DIRECTORS STOCK PLAN



                                    SECTION 1.

                                     PURPOSE

          The purpose of this Plan is to help Georgia-Pacific Corporation

("G-P") attract and retain well qualified individuals as Outside Directors (as defined below) and to align their interests more closely with the interests of

G-P's other shareholders through annual grants of Stock to each Outside

Director.

                                    SECTION 2.

                                   DEFINITIONS

          2.1. G-P.  The term "G-P" shall mean Georgia-Pacific Corporation, a

Georgia corporation.

          2.2. MARKET PRICE.    The term "Market Price" shall mean the mean

between the high and the low sales price for a share of Stock for a day as reported for such day in the record of Composite Transactions for the New York

Stock Exchange and printed in The Wall Street Journal or, if there is no such report for such day, such prices as so reported and printed for the last trading day before such day.

          2.3. OUTSIDE DIRECTOR.  The term "Outside Director" shall mean a member of the Board of Directors of G-P who is not an employee of G-P or a G-P subsidiary.

          2.4. PLAN.  The term "Plan" shall mean this Georgia-Pacific

Corporation Outside Directors Stock Plan, as such plan may be amended and in effect from time to time.

          2.5. RETIREMENT.  The term "Retirement" shall mean the termination of an Outside Director's status as such (a) because the Outside Director has reached the mandatory retirement age for a director under G-P's policy for directors as in effect when he or she reaches such age, (b) due to the Outside

Director's taking a position with, or providing services to, a governmental,

charitable or educational institution whose policies prohibit the Outside

Director from continuing to serve as a director for G-P or (c) due to a determination by plan administrator (as defined in Section 4.1) that the Outside

Director cannot continue as such without violating applicable law.

          2.6. RESTRICTION PERIOD.  The term "Restriction Period" for any shares of Stock granted under SECTION 3.2 to an Outside Director shall mean the period which begins on the date of such grant under SECTION 3.2 and which ends on the earlier of (a) the Outside Director's date of death or (b) six months after the date on which an Outside Director's status as such terminates at G-P's request as a result of a disability or his or her Retirement.

          2.7. STOCK.  The term "Stock" shall mean G-P common stock, par value

$0.80.

                                   SECTION 3.

                                  STOCK GRANTS

          3.1. AVAILABLE SHARES.   G-P shall make 30,000 shares of Stock

available for Stock grants under this Plan from G-P's authorized but unissued

Stock.

          3.2. ANNUAL GRANTS.

          (a)  May 3, 1995.  Each person who is an Outside Director on May 3,

1995 shall be granted 200 shares of Stock subject to the terms and conditions set forth in this Plan.

          (b)  May 15, 1996 and Thereafter.  Each person who is an Outside

Director on May 15, 1996 or on May 15 of any subsequent year shall (while a sufficient number of shares of Stock remain available under SECTION 3.1) be granted a number of shares of Stock subject to the terms and conditions set forth in this Plan, which number shall be determined by dividing $15,000 by the Market Price of a share of Stock on such date and rounding the resulting number to the nearest whole share of Stock.

          3.3. NO TRANSFER OR OTHER DISPOSITION.  An Outside Director shall not have the right to sell, transfer, assign, pledge or otherwise encumber or dispose of any shares of Stock granted under this Plan during the Restriction

Period with respect to such Stock and, during such Restriction Period, G-P shall retain custody of the certificate which represents such Stock.

          3.4. DIVIDENDS, VOTING AND OTHER RIGHTS.  Except as set forth in

SECTION 3.3, an Outside Director shall have the entire beneficial interest in the shares of Stock granted to him or to her under SECTION 3.2 and shall have all the rights and privileges of a shareholder with respect to such shares of

Stock, including the right to receive dividends on such Stock and to vote such

Stock.

          3.5. FORTEITURE.  If an Outside Director's status as such terminates for any reason other than his or her death, his or her Retirement or at G-P's request as a result of a disability, he or she shall forfeit all shares of Stock granted to him or her under this Plan and all of his or her rights and privileges as a shareholder with respect to such Stock immediately shall terminate.

                                    SECTION 4.

                                  MISCELLANEOUS

          4.1. ADMINISTRATION.  The Nominating Committee of G-P's Board of

Directors (or any successor to such committee) shall be the administrator of this Plan and shall have the power to interpret this Plan and be responsible for the operation and administration of this Plan.  The Nominating Committee shall interpret this Plan and operate and administer this Plan in a manner which shall qualify the grants of Stock made to Outside Directors under this Plan for an exemption under Rule 16b-3 promulgated under Section 16(b) of the Securities

Exchange Act of 1934, as amended from time to time.

          4.2. REFERENCES.  All references made to sections under this Plan shall be to sections of this Plan.

          4.3. CONSTRUCTION.  The headings and subheadings in this Plan have been included for convenience of reference only.  This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

          4.4. STOCK TRANSFER.  If any Stock issued under this Plan has not been registered under any applicable federal or state securities laws at the time such Stock is issued, G-P shall have the right, as a condition to the issuance of such Stock, to require the Outside Director to make such representations or take such other or additional action to satisfy any requirements of, or any exemptions to, any applicable state or federal securities laws respecting such issuance as G-P deems necessary or appropriate under the circumstances, and no such issuance shall be made under this Plan until such condition or conditions have been satisfied to G-P's satisfaction in full.

          4.5. SHAREHOLDER APPROVAL.  This Plan shall be null and void if G-P's shareholders fail to approve this Plan at a duly called meeting of such shareholders held on or before May 1, 1996, and any grant of Stock under this

Plan before the date of such approval shall be made subject to such approval.

          4.6. AMENDMENT.  The Board of Directors of G-P may amend this Plan from time to time, provided, however, that no such amendment shall be made to this Plan more often than once every six months (other than to comply with the requirements of the Internal Revenue Code of 1986 or other applicable law, as amended, and any related rules or regulations), and no amendment shall become effective absent the approval of G-P's shareholders to the extent such amendment

(under the terms of Rule 16b-3 of the Securities Exchange Act of 1934, as

amended) would

          (a)  materially increase the benefits accruing to Outside Directors under this Plan,

          (b)  materially increase the number of securities which may be issued under this Plan, or

          (c)  materially modify the requirements as to eligibility to participation in this Plan.

          4.7. TERMINATION.  The Board of Directors of G-P shall have the right to terminate this Plan at any time, provided that the Plan shall continue in accordance with its terms in effect immediately prior to such termination with respect to grants made prior to the date such termination is approved by the

Board of Directors.